EX – 99.1

FROM:	DDi Corp. 1220 Simon Circle Anaheim, CA 92806

CONTACT:	MWW Group Kimberly Storin 212-704-9727 kstorin@mww.com

DDI CORP. COMMON STOCK APPROVED FOR LISTING ON

NASDAQ NATIONAL MARKET SYSTEM

ANAHEIM, CA – March 4, 2004 – DDi Corp. (OTCBB: DDIO.OB), a leading provider of technologically advanced engineering and manufacturing services, today announced that Nasdaq has approved its application for a listing on the Nasdaq National Market System. The common stock of DDi Corp. will trade under the symbol “DDIC” and will commence trading on the Nasdaq National Market System effective March 5, 2004.

“We are extremely pleased to be trading again on the Nasdaq National Stock Market. Our listing marks another significant milestone for both DDi and our shareholders,” stated Bruce McMaster, president and chief executive officer of DDi.

About DDi Corp.

DDi is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer fabrication and assembly services to customers on a global basis, from its facilities located across North America and in England.